Exhibit 99
CBS CORPORATION FILES AMENDMENT TO REGISTRATION STATEMENT
     New York, Oct. 14—CBS Corporation (NYSE: CBS.A and CBS) announced today that it has filed an amendment to its registration statement with the Securities and Exchange Commission for the offering of the Company’s Class B common stock by NAIRI, Inc., (“NAIRI”), a wholly owned subsidiary of National Amusements, Inc. (“NAI”) and a controlling stockholder of the Company.
     CBS Corporation is not selling any securities in connection with this offering and will receive no proceeds.
     NAIRI has informed CBS that, subject to market conditions, it plans to sell a number of its shares of Class B common stock of CBS Corporation, which is intended to result in proceeds of approximately $345 million. This amount includes a 30-day option to purchase an additional number of shares equal to 10 percent of the total number of shares offered to cover over-allotments that NAIRI has granted its underwriters. NAI informed CBS that it intends to retain in excess of 75% of the voting control of CBS after giving effect to this offering.
     Citi is acting as the Sole Bookrunner and Joint Lead Manager for the offering. J.P. Morgan is acting as Joint Lead Manager for the offering.
     The offering will be made pursuant to the CBS’s effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). Investors should read the preliminary prospectus supplement and the accompanying prospectus for more complete information about CBS and the offering. These documents can be obtained free of charge by visiting IDEA on the SEC’s Web site www.sec.gov. Alternatively, copies can be obtained from: Citi at Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 (1-800-831-9146); J.P. Morgan, Attention: Prospectus Department, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 or by calling (718) 242-8002.
DISCLOSURE NOTICE: The information contained in this release is as of October 14, 2009. Except as required by law, CBS Corporation does not assume any obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments. Some statements in this release may constitute forward-looking statements. CBS Corporation cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. A description of risks and uncertainties can be found in CBS Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in its periodic reports on Forms 10-Q and 8-K.

About CBS Corporation
CBS Corporation is a mass media company with constituent parts that reach back to the beginnings of the broadcast industry, as well as newer businesses that operate on the leading edge of the media industry. The Company, through its many and varied operations, combines broad reach with well-positioned local businesses, all of which provide it with an extensive distribution network by which it serves audiences and advertisers in all 50 states and key international markets. It has operations in virtually every field of media and entertainment, including broadcast television (CBS and The CW — a joint venture between CBS Corporation and Warner Bros. Entertainment), cable television (Showtime Networks and CBS College Sports Network), local television (CBS Television Stations), television production and syndication (CBS Television Studios, CBS Studios International and CBS Television Distribution), radio (CBS Radio), advertising on out-of-home media (CBS Outdoor), publishing (Simon & Schuster), interactive media (CBS Interactive), music (CBS Records), licensing and merchandising (CBS Consumer Products), video/DVD (CBS Home Entertainment), in-store media (CBS Outernet) and motion pictures (CBS Films). For more information, log on to www.cbscorporation.com.
Contacts:

Press:	Investors:
Gil Schwartz	Adam Townsend
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock
Senior Vice President, Corporate Communications	Debra Wichser
(212) 975-1077	Vice President, Investor Relations
dlmcclintock@cbs.com	(212) 975-3718
debra.wichser@cbs.com